EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-112853) of DDI Corp. of our report dated March 30, 2004 relating to the consolidated financial statements (Predecessor Company and Successor Company) and financial statement schedules (Predecessor Company and Success Company), which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

March 30, 2004